Exhibit 99

                       Information Regarding Joint Filers

Designated Filer of Form 4: Daniel Zeff

Date of Earliest Transaction Required to be Reported: May 18, 2005

Issuer Name and Ticker Symbol: American Physicians Service Group, Inc. (AMPH)

Names:   Zeff Holding Company, LLC, Zeff Capital Partners I, L.P.
         and Spectrum Galaxy Fund Ltd.

Address: 50 California Street
         Suite 1500
         San Francisco, CA 94111

Signatures:

The undersigned, Zeff Holding Company, LLC, Zeff Capital Partners I, L.P. and Spectrum Galaxy Fund Ltd., are jointly filing the attached Statement of Changes in Beneficial Ownership of Securities on Form 4 with Daniel Zeff with respect to the beneficial ownership of securities of American Physicians Service Group, Inc.


ZEFF HOLDING COMPANY, LLC

By: /s/ Daniel Zeff
    ----------------------------------------
Name: Daniel Zeff
Title: Manager


ZEFF CAPITAL PARTNERS I, L.P

By: Zeff Holding Company, LLC, as general partner

    By: /s/ Daniel Zeff
        ------------------------------------
        Name: Daniel Zeff
        Title: Manager


SPECTRUM GALAXY FUND LTD.

By: /s/ Dion R. Friedland
    ----------------------------------------
    Name: Dion R. Friedland
    Title: Director